EXHIBIT 10.43


                                      LEASE


This Lease is entered into as of May 5, 1998, between MEPC AMERICAN PROPERTIES INC., a Delaware corporation ("Lessor") and HEALTH RISK MANAGEMENT, INC., a Minnesota corporation ("Tenant").

1.  Definitions.  In this Lease:

         (a) "Building" means the office/warehouse building commonly known as the Hampshire Avenue Technology Center ("Building") to be located in the City of Bloomington, Minnesota, containing approximately 142,526 Square Feet of space, as shown in the drawing attached to this Lease as Exhibit A.

         (b) "Premises" means the entire Building, the Land on which the Building is situated and the driveways, parking areas and other improvements on the Land. There are no common areas on the Land or in the Building.

         (c) "Term" means the period beginning on the Commencement Date and ending on the last day of the calendar month in which the date occurs which is six years after the date on which Lessor no longer has any obligation for Holdover Rent under Section 2 of this Lease.

         (d)      "Commencement Date" means October 1, 1998.

         (e)      "Lease  Year"  means  a  period  of  12   consecutive   months
                  commencing on the first day of the first full month of the Term and each 12-month period thereafter during the Term.

         (f)      "Monthly Base Rent" means the following amounts:

                  Lease Year                         Monthly Base Rent

                  1 through 6                            $115,209.00

                  7 through 11                           $127,680.00

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         (g)      "Costs" means the estimated monthly Tax Costs for the Premises plus the estimated monthly Operating Costs for the Premises.

         (h) "Monthly Rent" means the Monthly Base Rent plus the Tenant's Share of the Costs for the Premises.

         (i)      "Tenant's Share" means 100% with respect to the Premises.

         (j) "Operating Costs" means all costs, charges and expenses incurred by Lessor in connection with ownership, operation, security, management, maintenance and repair (but not the initial construction/installation) of the Land, the Building, other improvements (exclusive of other buildings on the Land), appurtenances to the Building, parking, roadways, landscaping, lighting, sidewalks, interior and exterior maintenance, insurance, heating, cooling, utilities, (except those which are separately metered and paid for by Tenant), fees or expenses for management by Lessor or another party (not to exceed 4% of the sum of the annual Base Rent, plus Tax Costs, plus Operating Costs other than management fees), costs of capital improvements made to reduce Operating Costs, or required under any governmental law or regulation which was not applicable to the Premises at the time the Building was constructed, and costs of repairs made to extend the life of the Building and other improvements (but in each case amortized over the useful life of the improvements or repairs of a capital nature). Operating Costs will not include the items listed on the attached Exhibit E.

         (k) "Tax Costs" means all real estate taxes, levies, charges, and installments of special assessments including interest on deferred assessments (provided the same are amortized over the longest period of time available to Lessor and are not solely and directly attributable to construction of the Premises) assessed, levied or imposed on, or allocated to, the Premises and all attorneys' fees, consultants fees, witness fees, court costs and other expenses of Lessor in connection with any proceeding to contest these amounts with Lessor's reasonable expectation that Tax Costs, including such costs of contest, will be reduced as a result of such contest.

         (l) "Square Feet" means the number of square feet calculated from dimensional architect's drawings by measuring to the outside surface of exterior walls.

         (m)      "Lease" means this Lease, all Exhibits attached to this Lease,
                  and  all  properly  executed  amendments,   modifications  and
                  supplements to this Lease.

         (n)      "Section" means a section of this Lease.

         (o) "Exhibit" means an Exhibit attached to and thereby made a part of this Lease.
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         (p)      "Land" means all of the land described on Exhibit B.

         (q) "Taking" means acquisition by a public authority having the power of eminent domain of all or part of the Land or Building by condemnation or conveyance in lieu of condemnation.

         (r) "Casualty" means a fire, explosion, tornado, or other cause of damage to or destruction of the Building.

         (s) "Tenant Improvements" means improvements to be constructed by Lessor in the Premises as defined in Section 36.

         (t) "Tenant's Work" means all improvements, alterations, fixtures and equipment other than the Tenant Improvements which are constructed or installed in addition to Tenant Improvements for Tenant's use and occupancy of the Premises or desired by Tenant in addition to the Tenant Improvements to complete the Premises for occupancy.

2.       Premises and Construction.

Lessor leases the Premises to Tenant, and Tenant leases the Premises from Lessor, for the Term, under the terms and conditions of this Lease.

Lessor shall do everything reasonably within Lessor's control to assure that the Tenant Improvements are substantially completed not later than September 15, 1998 so that Tenant will be able to commence moving from its existing leased space on September 15, 1998 and commence doing business from the Premises on or before October 1, 1998. Lessor agrees that if the Tenant Improvements are not substantially completed by September 15, 1998, as extended by the length of any delays caused by Tenant, and if Tenant as a result is not able to commence doing business from the Premises on or before October 1, 1998, as extended by the length of any delays caused by Tenant, Lessor shall pay to Tenant with respect to the period after October 1, 1998, as extended by the length of any delays caused by Tenant, the actual rent per day (cumulatively, "Holdover Rent") then being charged to Tenant at its existing facility for each day such substantial completion is delayed after September 15, 1998, as so extended by Tenant delays.

At such time as Lessor delivers the Premises to Tenant with the Building and the Tenant Improvements therein substantially completed, Lessor and Tenant shall jointly inspect the Premises, including the Building to determine if the Building and Tenant Improvements and the driveways and parking areas on the Premises are in the condition required by the Lease.
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If the  Premises  are not in the  condition  required  by the Lease,  Tenant may conditionally accept the Premises using the following procedure: Lessor and Tenant shall negotiate in good faith and mutually agree upon (i) the items which Lessor must complete or correct in order to bring the Premises into compliance with the Lease and (ii) the time period within which each said item is to be completed (each of which dates shall be referred to as the "Agreed Completion Date" for that item. Such items shall be enumerated on a list (the "Punchlist") to be attached to a conditional acceptance letter to be prepared by Tenant and delivered to Lessor. The Punchlist may be updated by Tenant for a period of 30 days thereafter; provided, however, that cosmetic defects may be added to the Punchlist only if Tenant is able to demonstrate that such defects existed prior to the date of creation of the initial Punchlist. If the items on the Punchlist are not completed according to the provisions of the Punchlist on or prior to the Agreed Completion Date for each said item, Lessor shall continue to be obligated to complete each said item in accordance with the terms of the Punchlist and conditional acceptance letter, but Tenant shall be entitled to give Lessor written notice of non-compliance, and in the event that Lessor does not complete the incomplete or improperly completed within 15 days after notice thereof from Tenant, then Tenant shall have the right to complete that item and charge Lessor with the out-of-pocket cost thereof. Tenant reserves the right to object to latent defects in the Building or other improvements on the Premises.

Within 60 days after the Commencement Date, Lessor and Tenant will execute an agreement supplementing this Lease setting forth the actual Commencement Date and expiration date of the Term.

3.  Rent.

Tenant will pay the Monthly Rent to Lessor at P.O. Box 73547, Chicago, Illinois 60673-7547, or such other place as Lessor may designate, in advance on the first day of each month during the Term, without demand, deduction or setoff. The Monthly Rent may change as the Costs are adjusted annually under Sections 4 and
5. Monthly Rent will begin on October 1, 1998.

Monthly Rent or other amounts payable by Tenant to Lessor under this Lease which are not paid within 10 days after the date due will bear interest from the date due to the date paid at the rate of 12% per annum or the maximum rate of interest permitted by law, whichever is less, and the interest will be paid to Lessor on demand. In addition, Tenant will pay Lessor a $100 service charge for all Monthly Rent not paid by the 10th day of the month for which it is payable, which service charge is to partially cover expense involved in handling delinquent payments.

The interest and service charge provisions of the preceding paragraph shall be deemed waived as to any one such late payment in any period of 12 consecutive calendar months.

All amounts to be paid by Tenant to Lessor under this Lease will be deemed to be additional rent for purposes of payment and collection.

If any taxes, special assessments, fees or other charges are imposed against Lessor by any governmental unit or agency with respect to rentals under this Lease, Tenant will pay these amounts to Lessor when due, except that Tenant will have no obligation to pay any income tax on rentals unless the tax is imposed in lieu of real estate taxes.

4.  Cost Adjustments.

The initial Monthly Rent will be based in part on the estimated Operating Costs for the Premises. Prior to the first day of each calendar year after the date of this Lease, or as soon as reasonably possible after the first day of the year, Lessor will furnish Tenant with an estimate of the Operating Costs if greater than the initial Operating Costs, and the Monthly Rent will be increased or decreased by 1/12th of Tenant's Share of the difference between the initial estimate of the Operating Costs for the Premises and the then current estimate.

Within 120 days after the end of each calendar year, including the year in which the Term expires, Lessor will give Tenant a statement of the actual Operating Costs for that calendar year with respect to the Premises. If the actual Operating Costs with respect to the Premises exceed the estimated Operating Costs for that year, Tenant will pay Tenant's Share of the excess to Lessor within 20 days after receiving the statement. If the actual Operating Costs are less than the estimated Operating Costs for that year, Lessor will pay Tenant's Share of the difference to Tenant with the statement. If Tenant does not give Lessor written notice within one year after receiving Lessor's statement that Tenant disagrees with the statement and specifying the amounts in dispute, Tenant will be deemed to have waived the right to contest the statement.

Within 90 days after receiving Lessor's statement of Operating Costs, Tenant may request the right to review Lessor's records relating to Operating Costs, which will then be made available to Tenant for review. If the records are made available to Tenant, Tenant will give Lessor notice of any objections to the Statement of Operating Costs within the later of (i) one year after receiving Lessor's statement, and (ii) 180 days after the records are made available to Tenant, or Tenant may request an audit of the Operating Costs by an independent certified public accountant chosen by Lessor from a list of not fewer than three submitted by Tenant in conjunction with the request. If Lessor does not make the choice within 15 days, Tenant may do so. The auditor will be given access to those records of Lessor pertaining to Operating Costs for the year in question as well as an Operating Cost history for the prior three years. The auditor will report to the parties within 30 days after being chosen. The report of the auditor will be final and binding on both parties with respect to the year in question unless Lessor disputes the audit by notice to Tenant within 15 days after receiving the report. If the report is disputed by Lessor, the parties will select a mutually acceptable auditor to review the report, and the determination of the mutually acceptable reviewing auditor will be final and binding on both parties. If the actual Operating Costs differ from those charged to Tenant, payments required to make adjustments in rent to conform to the final report shall be made within 30 days after receipt of the final report. All expenses of the audit shall be borne by Tenant unless such audit, or the final determination by the reviewing auditor if Tenant's audit is disputed by Lessor, discloses an overstatement of Operating Costs of 5% or more, in which case all reasonable expenses of Tenant's audit and of the reviewing auditor resolving a disputed audit will be borne by Lessor.

If Tenant's audit is disputed by Lessor and the reviewing auditor determines that no adjustment is required, Tenant will pay all costs of its audit and all costs of the reviewing auditor. If the final resolution of a disputed audit requires an adjustment in favor of Tenant, but the adjustment is less than 5%, Tenant will pay the cost of the initial audit, and each party will pay one-half of the costs of the reviewing auditor. In any case of overpayment or underpayment, payment of Operating Costs will be adjusted accordingly.

Each year during the Term Tenant shall pay Lessor, as additional rent, the Tax Costs for the Premises in two equal installments not later than two (2) weeks prior to the time each installment of real estate taxes is due to the taxing authority. Presently this would require Tenant to pay the first one-half (1/2) real estate tax installment on May 1st and the second one-half (1/2) real estate tax installment on October 1st. The real estate taxes payable for a year during which the Term was in effect for only a portion of that year shall be pro-rated on a calendar basis and Tenant shall be responsible only for that portion of the taxes allocable to the period of the Term. The Land and the improvements comprise a single tax parcel for real estate tax purposes.

Tenant will file no petition in Tax Court regarding the Tax Costs without Lessor's prior written consent, which consent shall not be unreasonably withheld. If Lessor contests Tax Costs payable during the term of this Lease and receives a refund or incurs additional Tax Costs after adjustments for actual Tax Costs have been made, the actual Tax Costs will be corrected accordingly and the appropriate adjustment will be made between Lessor and Tenant regardless of whether the term of this Lease has expired. The portion of Tax Costs to be paid by Tenant for the years in which the Term begins and ends will be prorated by multiplying the actual Tax Costs by a fraction, the numerator of which is the number of days of that year in the Term and the denominator of which is 365.

5.  Cost Computations and Allocations.

The parties acknowledge that Lessor owns and /or manages other commercial buildings in the Minneapolis metropolitan area and that some of the Operating Costs attributable to the Premises may be incurred by Lessor as a result of master contracts with vendors that service the Building and such other buildings owned or managed by Lessor. Lessor will in its reasonable discretion, determine from time to time, the method of computing and allocating Operating Costs between the Premises and other buildings owned or managed by Lessor in the Minneapolis metropolitan area according to standards and methods customarily applied in the Minneapolis metropolitan area; provided, however, that if Tenant objects to the share of such expenses to be allocated to Tenant, Tenant shall have the right to require Lessor to enter into a separate commercially reasonable contract for the matter in question.

6.  Fiscal Year.

No more frequently than once every five (5) years, the year used to determine Costs may be changed to a different 12-month period designated by Lessor. If the calendar year is changed to a fiscal year, or if a fiscal year is changed to a different fiscal year, prorations will be made for the estimated Costs and the actual Costs so that the same time period is used to determine each and so that Costs are not included in more than one time period.

7.  Possession.

Lessor shall make all reasonable efforts to provide Tenant with access to the Premises not later than September 1, 1998 for purposes of installing Tenant's furniture and equipment and completing Tenant's Work (as defined in Section 36 of this Lease). During such early access period, Tenant shall not interfere with, delay or otherwise impede Lessor's completion of the Tenant Improvements in accordance with Section 36 of this Lease, and any such interference shall be grounds for extension of the period within which Lessor is to complete the Tenant Improvements. Lessor will use reasonable efforts to coordinate the work of the Tenant Improvement contractor and the contractors doing the Tenant Work for Tenant. This Lease will not be void or voidable and Lessor will not be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, except for the Holdover Rent described in
Section 2.

Lessor warrants and represents that Tenant, upon paying the rents and keeping the agreements of this Lease on Tenant's part to be kept and performed, shall have peaceful and uninterrupted possession of the Premises during the Term of this Lease except as otherwise specifically set forth herein.

8.  Use.

Tenant will use the Premises for office, warehouse and related purposes and for no other purpose. Tenant will not commit or permit any act or omission which results in the violation of any law, governmental regulation, or insurance policy of Lessor, relating to the Premises, or which will increase Lessor's insurance rates on the Premises.

9.  Care of Premises.

Tenant will, at all times during the Term and any renewals and extensions, at its sole expense, keep and maintain the interior of the Building (and those portions of the Premises exterior to the Building which are expressly the obligation of Tenant) in a clean, safe, sanitary, and good condition and in compliance with all applicable laws, codes, ordinances, rules, and regulations as provided in Section 11. Tenant's obligations will include but not be limited to maintaining a heating, ventilating and air conditioning ("HVAC") contract for maintenance of the HVAC system, and paying for any repairs not covered by the HVAC contract. Tenant will also be responsible for all equipment and systems within the interior of the Building, and for maintaining and repairing (and replacing if necessary) all lighting and plumbing fixtures, all interior walls, partitions, interior doors and interior windows. Tenant will also be responsible for all broken glass in the Building. When used in this Section, the term "repairs" shall include replacements and overhauling equipment when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work, except that if it becomes necessary to replace HVAC equipment, such replacement will be done at Lessor's initial expense, and Tenant will pay to Lessor on a monthly basis as additional rent together with the Monthly Rent the amortized portion of the cost of replacing the HVAC equipment, with such amortization being over the useful life of the replacement equipment.

Tenant, at its own cost and expense, will enter into a regularly scheduled preventive maintenance and service contract with a maintenance contractor approved by Lessor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations and maintenance manual and must become effective within 30 days of the date Tenant takes possession of the Premises.

Where the Lease requires Tenant to maintain a service contract on any system or device serving the Building, Tenant may submit to Lessor any proposed service or maintenance contract, in which event Lessor shall promptly review the proposed contract and notify Tenant whether Lessor accepts the proposed service or maintenance contract as meeting the requirements of this Lease, which acceptance or non-acceptance shall be in Lessor's sole discretion. If Lessor does not respond in writing within five business days of the submission of the proposed contract to Lessor the contract shall be deemed to have been accepted by Lessor as meeting the requirements of this Lease. If Lessor disapproves a proposed service or maintenance contract Lessor shall state with reasonable specificity why the proposed contract was not accepted and what would be required in order for Lessor to accept the proposed contract. Any service or maintenance contract accepted by Lessor or deemed accepted by Lessor shall be considered to meet the requirements of this section, subject to proper performance of the contract. Tenant will also be responsible for ordinary day-to-day maintenance of all equipment and systems within the interior of the Building in accordance with reasonable written instructions therefor provided to Tenant by Lessor.

Tenant shall keep and maintain all portions of the interior of the Building and the sidewalk and areas adjoining the same in clean and orderly condition, free of accumulation of dirt, rubbish, snow, and ice except for those portions of the exterior which are Lessor's responsibility. Lessor shall assign to Tenant all warranties and guaranties applicable to the portions of the Premises to be maintained by Tenant. Notwithstanding any provision to the contrary, Lessor shall remain responsible for all costs directly related to defects in the design or original construction of the Premises.

If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease within 10 days after notice has been given to Tenant, Lessor may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to its business, and upon completion, upon presentation to Tenant of a bill for the repairs, Tenant will pay to Lessor all out-of-pocket costs plus 10% for overhead incurred by Lessor in making such repairs.

Lessor shall maintain the exterior portions of the Premises, including the driveways and parking areas, in a clean, safe and attractive condition and in accordance with the standards of similar well managed office/warehouse buildings in the Minneapolis metropolitan area, and the cost thereof shall be included in Operating Costs. Lessor will repair, at its expense, the structural portions of the Building, roof and exterior of the Building (subject to inclusion of such maintenance and repair costs in Operating Costs pursuant to Section 4 of this Lease but only to the extent permitted in Section 1(j). Lessor shall be solely responsible for maintenance, repair and replacement of structural components of the Building, and such costs shall not be considered Operating Costs; provided, however, where structural repairs are required to be made by reason of the intentional wrongful acts of Tenant, the costs will be reimbursed by Tenant and payable by Tenant to Lessor upon demand.

10.  Building Rules.

Rules and Regulations for the Premises and the Building in effect on the date of this Lease are attached as Exhibit C. Lessor will have the right to adopt different or additional reasonable rules and regulations, and to rescind or amend the attached rules and regulations, from time to time. Tenant will abide by the rules and regulations then in force and will cause Tenant's employees to observe and comply with them. No such rule may have the effect of amending or changing a provision of this Lease. No new rule or regulation shall be effective for 30 days from the date Tenant receives notice of such new rule or regulation. All such Rules and Regulations shall be enforced by Lessor in a uniform, non-discriminatory manner.

11.  Compliance with Laws.

Subject to the limitations set forth in this Section, Tenant will, at its expense, promptly comply with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or subsequently pertaining to the Premises. Tenant will pay any taxes or other charges by any governmental authority on Tenant's property or trade fixtures in the Premises or relating to Tenant's use of the Premises.

The Premises shall not be used in any manner which under any requirement of law or of any public authority would require Lessor to make any addition or alteration to or in the Building. After the construction of the Building, the Tenant Improvements and the other initial improvements by Lessor in the Premises, Tenant will be responsible for compliance with the Americans with Disabilities Act of 1990 as it applies to the Premises by reason of any alterations or additions made by Tenant to the Premises or any use of the Premises by Tenant. The Premises shall not be used in any manner which will increase the rates required to be paid for public liability or for all risk insurance covering the Building. Tenant shall occupy the Premises, conduct its business and control its agents, employees and endeavor to control its invitees and visitors in such a way as is lawful and reputable and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy, or disturb any other tenant or subtenant leasing space in the Building in its normal business operations or Lessor in its management of the Building. Outside storage on the Land of any type of equipment, property, or materials owned or used by Tenant or its customers and suppliers is not permitted.

Subject to Lessor's right to contest the same, Lessor will comply with all present and future laws, ordinances, orders, and regulations of federal, state, county and city governments, and or other governmental authorities having or claiming jurisdiction over the Land and Building, including but not limited to ADA, and any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental matters, except those which are related to Tenant's specific use (as opposed to mere occupancy) of the Premises, property or equipment within the Building, or alterations made or requested by Tenant after the initial improvements in the Building. Expenses of such compliance which are not capital expenses under generally accepted accounting principals will be included in Operating Costs. If compliance by Lessor with the preceding sentence requires capital improvements to be made by Lessor, the cost thereof will be amortized over the useful life of the improvements and amortization of the cost will be included as a part of Operating Costs.

Tenant  shall  be  under  no  obligation  to  make  any  repairs,   alterations,
modifications or improvements to the Premises or to conduct its activities in any particular manner in order to comply with any law, ordinance, rule, regulation or order of any governmental body or insurance underwriter if the latest date on which Tenant may legally effect such compliance is after the then-current Term of the Lease, provided that Tenant shall otherwise surrender the Premises in the condition required under the Lease. Subject to the foregoing and to the provisions of Section 4, above, and Section 1(j) of the Lease, Tenant shall not be required to pay any of the costs of alterations which are the obligation of Lessor unless compliance is required as a result of Tenants acts or specific use of the Premises.

12.  Hazardous Substances.

The term "Hazardous Substances", as used in this Lease, means pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law", which term means any federal, state or local law or ordinance relating to pollution or the protection of the environment. Tenant agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for activities which are part of the ordinary course of Tenant's business (the "Permitted Activities"), provided the Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; (b) the Premises will not be used for storage of any Hazardous Substances, except for temporary storage of materials used in the Permitted Activities (the "Permitted Materials"), provided the

Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; (c) no portion of the Premises or Land will be used by Tenant as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for Permitted Materials, and if so brought or found, Tenant will immediately remove them, with proper disposal, and will undertake all required cleanup procedures under the Environmental Laws. If, at any time during or after the term of the Lease, the Premises are found to be contaminated or subject to conditions prohibited in this Lease, Tenant will indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification will survive the termination or expiration of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible for the remediation of or required to indemnify Lessor against losses, costs or liability arising in connection with hazardous substances unless the need for remediation or losses, costs or liability are attributable to a default by Tenant under this Lease or the wrongful act or failure to act of Tenant, its agents, employees or contractors, or anyone within Tenant's control.

13. Signs.
Tenant will not place or permit any signs on the exterior or windows of the Building, or within the Premises if visible from the exterior of the Building, except for building standard signage on the brick exterior above the front entry to Tenant's Premises in the Building unless Tenant shall first obtain Lessor's approval, which approval shall not be withheld, delayed or conditioned unreasonably. Upon approval by Lessor (which approval shall not be withheld, delayed or conditioned unreasonably) and by the City of Bloomington, Tenant shall, at its sole expense, have the right to construct and maintain a monument sign on the Land.

14.  Alterations.

After completion of the Building, the improvements on the Premises and the Tenant Improvements, Lessor will have no obligation to do any redecorating or remodeling of the Building or the Premises. Tenant shall have the right to make cosmetic or decorative changes within the Building without Lessor's consent so long as the cost thereof does not exceed $25,000 in any 12-month period and does not affect the Building structure, systems or exterior appearance. All other alterations shall require Lessor's prior consent. Lessor shall not unreasonably withhold such consent if the work does not adversely affect: (i) the value of the Building, (ii) any system serving the Building, or (iii) the appearance of the exterior of the Building. With respect to any consent required pursuant to this Section, Lessor shall respond in writing within 5 business days after Tenant has submitted reasonably complete plans and/or specifications for the work to Lessor, or Lessor will be deemed to have consented. If Lessor disapproves a proposed alteration Lessor shall state with reasonable specificity the reasons for disapproval and what would be required in order to obtain Lessor approval.

Tenant shall have no obligation, at the expiration of the Term, to remove the initial improvements to the Premises performed by Lessor or Tenant. Tenant shall not be required to remove any other alterations or improvement at the expiration of the Lease unless at the time Lessor gave its consent to such alteration Lessor stated in writing, on the instrument indicating Lessor consent, that approval was conditioned upon Tenant's agreement to remove the alteration or improvement at the expiration of the Term. With respect to removal of alterations required hereunder, Tenant shall not be obligated to replace affected portions of the Premises but may patch and fill in a manner which will place the affected area in the same condition as when delivered to Tenant, reasonable wear and tear excepted (e.g. if carpeting is affected, Tenant's obligation to restore shall be deemed satisfied if the portion of the carpet affected by removal of alterations is patched in a reasonable manner.)

Tenant will get Lessor's prior written approval of any contractor or subcontractor who is to perform work on the Premises at Tenant's request. Such approval shall not be unreasonably withheld, delayed or conditioned. All alterations by Tenant will be constructed with new materials, in a good and workmanlike manner, and in compliance with the plans and specifications approved by Lessor (except for decorating changes which do not require approved plans and specifications) and all applicable laws, ordinances, rules, orders, regulations, or other requirements of governmental authorities. Tenant will pay for any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Premises, and will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make such payment. If any work performed by Tenant results in the filing of a mechanics lien which Tenant, acting in good faith, wishes to contest, Tenant shall have the right to contest said lien and the existence of said lien shall not be deemed to be a default under the Lease so long as (i) Tenant causes said lien to be satisfied or causes the Premises to be released from the lien within 30 days after the filing of such lien and (ii) if required by Lessor Tenant provides Lessor with reasonable security to protect Lessor interest in the Premises, such as a bond, cash escrow, letter of credit or guaranty of a person/entity financially capable of satisfying said lien, in an amount equal to 1.25 times the amount of the lien. If the lien is reduced to final judgment, Tenant will discharge the judgment and Lessor will return the cash deposited by Tenant. Lessor may post notices of nonresponsibility on the Premises as provided by law.

All alterations, additions and improvements to the Premises made at Lessor's or Tenant's expense, except movable office furniture and Tenant's movable trade and office fixtures and equipment, including computer equipment and wiring; portable office partitions; security monitors, wiring and systems, and telecommunications systems, hardware and wiring, will become the property of Lessor upon installation and will be surrendered with the Premises upon termination of this Lease unless Lessor elects otherwise in writing.

15.  Utilities and Services.

Lessor will provide and maintain mains and conduits to supply water, gas, electricity and sanitary sewer services to the Premises, and will separately meter the Premises for gas and electrical services. Tenant will directly pay all charges for sewer usage, garbage disposal, refuse removal, water, electricity, gas, heating, air conditioning and ventilation costs, telephone, and any other utility services furnished to the Premises during the Term which are not included in Operating Costs and which are not payable directly by a future tenant who shares the Building with Tenant. If any of such services are furnished by Lessor, the cost of all such services furnished by Lessor will be a part of the Operating Costs. Lessor will not be liable for any loss or damage resulting from any temporary interruption of these services due to repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Lessor's control. No such interruption or failure of these services will be deemed as an eviction of Tenant or will relieve Tenant from any of its obligations under this Lease.

In the event that an interruption in utilities or essential Building services occurs, and the interruption is reasonably within the control of Lessor, Lessor shall use conscientious efforts to avoid doing so in a manner or at a time that would interfere with the reasonable use of the Premises by Tenant and shall provide Tenant with at least 24 hours' advance notice. If the interruption continues for more than three consecutive business days, Monthly Rent shall abate in proportion to the portion of the Premises which is untenantable until the service or services which were interrupted are reasonably restored.

16.  Entry by Lessor.

Upon at least 24 hours prior notice to an officer of Tenant (except in the case of an emergency in which no notice shall be required) Lessor and its agents and contractors and mortgagees will have the right to enter the Premises at reasonable times for inspecting, cleaning, repairing, or exhibiting the Premises, but Lessor will have no obligation to make repairs, alterations or improvements except as expressly provided in this Lease. During the last twelve
(12) months of the Term, Lessor may show the Premises to a prospective tenant provided that Lessor gives Tenant reasonable advance notice. Lessor acknowledges that Tenant's business records and communications (including inter-office communications), may contain highly confidential information. Lessor therefore agrees that if Tenant deems it to be necessary or appropriate, Lessor shall permit a representative of Tenant to accompany Lessor while Lessor is within the Building. Furthermore, Tenant may require that Lessor not enter certain portions of the Building during a given visit if Tenant deems that to be necessary in order to avoid disclosure of confidential information. In any such event Lessor will be permitted to revisit the Building and shall be permitted to view any areas which were not made available to Lessor to visit as soon as may be reasonably possible. Lessor will not knowingly disclose Tenant's trade secrets, and Tenant may require third parties to sign a confidentiality agreement in connection with access of third parties to the Premises.

Wherever in the Lease Lessor has a right to enter the Premises to (i) inspect the Premises, (ii) do work in the Building or on the Land or (iii) show the Premises to a third party, Lessor shall be required to use reasonable efforts to
(a) provide Tenant with 24 hours advance notice (which shall not be required in an emergency), and (b) minimize the interference with Tenant's use and occupancy of the Premises.

17.  Subordination.

At the request of any mortgagee or ground lessor, this Lease will be subject and subordinate to any mortgage or ground lease which may now or hereafter encumber the Building, and Tenant will execute, acknowledge and deliver to Lessor any document reasonably requested by Lessor to evidence the subordination so long as the same is in form and substance customary in the community and does not have the effect of altering the provisions of this Lease. Such subordination is on the condition that this Lease and Tenant's right of possession of the Premises as provided in this Lease are recognized and will not be disturbed by the mortgagee or ground lessor so long as Tenant is not in default under this Lease beyond any applicable cure period. If the interest of Lessor is transferred to any party by reason of foreclosure of a mortgage or cancellation of a ground lease, or by delivery of a deed in lieu of foreclosure or cancellation, Tenant will attorn to such party immediately upon receipt of notice. Tenant agrees that upon notification by Lessor or any mortgagee or ground lessor of the election of a mortgagee or ground lessor to subordinate its interest in the Premises to this Lease, this Lease will become prior to the mortgage or ground lease.

18.  Estoppel Certificates.

Each party hereby agrees, from time to time, on not less than fifteen (15) days' prior notice, to execute and deliver to the other party an estoppel certificate (an "Estoppel Certificate"). An Estoppel Certificate may be relied on by Lessor or Tenant, as appropriate, and any third party with whom Lessor or Tenant is dealing, and shall certify the following, as of the date thereof: (i)the accuracy of this Lease; (ii) the Commencement Date and the date on which the Term expires; (iii) that this Lease is unmodified and in full force and effect or in full force and effect as modified, stating the nature of all modifications; (iv) whether to the executing party's knowledge the other party is in default or whether the executing party has any claims or demands against the other party and , if so, specifying such claim or demand; and (v) to other correct and reasonably ascertainable facts that are covered by the terms of this Lease.

19. Waiver of Claims and Assumption of Risks.

Lessor and Tenant release each other from any liability for loss or damage by fire or other casualty that may be insured under a standard form of "all risk" insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insureds under the policies. The releases in this

Section will be effective whether or not the loss was actually covered by insurance. Tenant assumes all risk of loss or damage of Tenant's property within the Premises, including any loss or damage caused by sprinkler or other water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Lessor will not be liable to Tenant, or its employees, for loss of or damage to any property in the Premises.

20.  Indemnification.

Tenant will indemnify Lessor and its agents and employees against all claims, demands and actions, and all related costs and expenses (including reasonable attorneys' fees) for injury, death, disability or illness of any person, or damage to property, occurring in the Premises or arising out of Tenant's use of the Premises, except to the extent caused by the willful misconduct or negligence of Lessor or someone acting on its behalf.

Lessor will indemnify Tenant and its agents and employees against all claims, demands and actions, and all costs and expenses relating thereto (including reasonable attorneys' fees) for injury, death, disability or illness of any person or persons occurring in, on or about the Land and Building exclusive of the Premises, except to the extent caused by the willful misconduct or negligence of Tenant or its officers, employees, agents or contractors or someone acting on Tenant's behalf.

21.  Insurance.

Tenant will keep public liability insurance in force at its expense by an insurer and policy acceptable to Lessor in its reasonable opinion. The policy will name Lessor and its mortgagee as additional insureds, for limits of at least $3,000,000 for bodily injuries or death of one or more persons and at least $500,000 for property damage. Tenant will carry fire and "all risk" coverage insurance for Tenant's property and improvements in the Premises, including coverage for loss or damage by sprinkler leakage or discharge. Prior to Tenant's occupancy of the Premises, Tenant will deliver to Lessor the liability and casualty policies or certificates by the insurer showing this coverage to be in effect with premiums paid. The insurance will provide that Lessor will be notified in writing 30 days prior to cancellation of, material change in, or failure to renew, the insurance.

Tenant may, at Tenant's option, self insure its goods, supplies, furniture, equipment and other items of personal Property that may from time to time be within any part of the Premises.

With respect to losses, injuries or liability that do not arise from the negligence or wrongful act of Tenant or Tenant's agents or employees, Lessor's insurance shall be primary coverage without right of contribution from similar insurance maintained by Tenant. Lessor shall maintain all-risk full replacement cost insurance on the Building payable to Lessor, Lessor's mortgagee and Tenant, as their interests may appear. With respect to alterations or improvements made to the Premises by Tenant following the Commencement Date of this Lease, Tenant shall bear the responsibility for insuring said improvements unless Lessor shall agree to do so in writing.

22.  Assignment and Subletting.

Tenant may assign this Lease or sublet the Premises or any portion thereof, or transfer any of Tenant's interest herein, at any time during this Term or any renewals or extensions thereof, without Lessor's prior consent, to any corporation or entity which controls, is controlled by, or is under common control with Tenant or acquiring all or substantially all the assets of Tenant, or to any corporation or entity resulting from a merger or consolidation with Tenant, or to any corporation or entity in which Tenant maintains a majority control or interest, if notice thereof is given to Lessor within 30 days thereafter.

Except as set forth above, Tenant may assign this Lease or sublet all or part of the Premises only with Lessor's prior written consent. If Tenant receives a bona fide offer for an assignment of Tenant's interest under this Lease or to sublease all of the Premises or all of the usable space in the Building and Tenant requests Lessor's consent, a copy of the offer or a letter of intent stating the terms of the offer will be furnished to Lessor. In the case of a proposed assignment or sublease of all of the Premises, Lessor may terminate this Lease, either conditioned on execution of a new lease between Lessor and the party making the offer on the same terms as the offer to Tenant or without that condition. If Lessor fails to give Tenant written notice of its decision to terminate this Lease within 20 days after receiving a copy of the offer or a letter of intent stating the terms of the offer to Tenant, Lessor will not unreasonably withhold, delay or condition its consent to the assignment or sublease described in the offer, and said consent shall be given or refused within said 20-day period.

In the case of a proposed sublease for less than all of the Premises, Lessor shall have no right to lease the portion of the Premises to be subleased or to exclude the portion of the Premises to be subleased from this Lease, and Lessor will not unreasonably withhold, delay or condition its consent to the sublease for less than all of the Premises, and if consent is not given or refused by Lessor, and, if additional information is not requested by Lessor, within 10 days after Tenant's request, such consent shall be deemed given. If consent is refused, Lessor's reasons will be given to Tenant.

Lessor's refusal to consent shall not be deemed unreasonable if the proposed transferee's proposed use is not permitted under the Lease, or fails to comply with existing municipal official controls, or Lessor determines that occupancy by the proposed transferee will adversely affect the value of the Premises.

If Lessor consents to one or more subleases, Tenant will still remain liable for all obligations of the Tenant under this Lease but Lessor agrees that Tenant may agree with its assignee or sublessee that payments pursuant to the assignment or sublease shall be made directly to Lessor.

In the event of any such transfer, Tenant may install such separate meters or submeters as Tenant deems appropriate. Any options in favor of Tenant shall be exercisable by any transferee of Tenant as though the same were being exercised by Tenant itself.

Lessor's interest in this Lease will be freely assignable and the obligations of the Lessor arising or accruing under this Lease after an assignment will be enforceable only against the assignee, provided such assignee shall assume Lessor's obligations hereunder. Lessor shall give Tenant notice of any assignment by Lessor within 30 days thereafter.

If Tenant, having first obtained Lessor's consent, if required, shall sublet the Premises, or any part thereof in excess of 32,500 Square Feet, at a rental or for other monetary consideration in excess of the rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Lessor, as additional rent: (a) on the first day of each month during the term of the sublease, the excess of all rent and other consideration due from the subtenant for such month over the portion of the rent then payable to Lessor pursuant to the provisions of this lease for said month which is allocable on a square footage basis to the space sublet; and (b) immediately upon receipt thereof, any other rent or consideration received by Tenant from such subletting. In determining the amount of the rent and other consideration due from the subtenant for the term of the sublease, Tenant shall have the right to deduct from the stated amount of the rent and other consideration in the sublease the sum of all out-of-pocket leasing commissions, leasehold improvements for the subtenant, and demising costs paid by Tenant in connection with the sublease, or similar out-of-pocket leasing costs, amortized over the term of the sublease, together with interest at the rate of 12% per annum.

The provisions of this Section will be binding on Tenant and any assignee or subtenant of Tenant and will apply to all portions of the Premises remaining subject to this Lease and to each request by Tenant, or its assignee or subtenant, for Lessor's consent to a further or subsequent assignment or subletting.

23.  Damage or Destruction.

If the Premises or Building is damaged by Casualty, the damage (excluding damage to improvements paid for by Tenant and trade fixtures, equipment or personal property of Tenant) will be repaired by Lessor at its expense to a condition as near as reasonably possible to the condition prior to the Casualty, but if more than 25% of the total Square Feet of the Building is rendered untenantable, Lessor may terminate this Lease as of the date of the Casualty by giving written notice to Tenant within 30 days after the Casualty. If this Lease is not terminated, Lessor will begin repairs within 90 days after the Casualty and complete the repairs within a reasonable time, subject to acts of God, strikes and other matters not within the control of Lessor.

If Lessor fails to begin the repairs as required, or fails to complete such repairs within 180 days after they are commenced, Tenant may give Lessor notice to do so. If Lessor has not begun the repairs within 30 days after Tenant's notice to commence, or completed the repairs within 30 days after Tenant's notice to complete, Tenant may terminate this Lease by written notice to Lessor within 15 days after expiration of the 30-day period.

If this Lease is terminated because of the Casualty, rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant or paid to Lessor, as the case may be. During any period in which the Premises or any portion of the Premises is made untenantable as a result of the Casualty, the Monthly Rent will be abated for the period of time untenantable in proportion to the square foot area untenantable.

24.  Eminent Domain.

If there is a permanent Taking of (i) 15% or more of the total Square Feet of the Building, or (ii) 15% or more of the total number of parking spaces in the Premises, either party may terminate this Lease as of the date the public authority takes possession, by written notice to the other party within 30 days after the Taking provided, however, in the case of a Taking resulting in a loss of parking spaces, Tenant shall have no right to terminate this Lease if Lessor provides Tenant with reasonably comparable parking not materially more distant or less accessible than the parking spaces which were the subject of the Taking. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant, or paid to Lessor, as the case may be. All damages, awards and payments for the Taking will belong to Lessor irrespective of the basis upon which they were made or awarded, provided that Tenant will be entitled to bring a separate claim and recover any amounts specifically awarded for Tenant's trade fixtures or equipment or as a relocation payment or allowance, so long as such award does not reduce Lessor's award. If this Lease is not terminated as a result of the Taking, Lessor will restore the remainder of the Premises to a condition as near as reasonably possible to the condition prior to the Taking, and the rent will be abated for the period of time the space is untenantable in proportion to the square foot area untenantable and this Lease will be amended appropriately to reflect the deletion of the space taken.

25.  Defaults.

If: (i) Tenant fails to pay any amount due under this Lease within 10 days after written notice from Lessor, (ii) Tenant fails to keep or perform any of the other terms, conditions or covenants of this Lease for more than 30 days after notice of such failure shall have been given to Tenant (provided that where a cure is not reasonably possible within that period Tenant shall be entitled to additional time to effect a cure, so long as Tenant promptly commences acts reasonably calculated to effect a cure and thereafter diligently prosecutes those acts to completion), (iii) any proceeding is begun by or against Tenant to subject the assets of Tenant to any bankruptcy or insolvency law or for an appointment of a receiver of Tenant or for any of Tenant's assets and is not discharged or dismissed within 90 days, or (iv) Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then Lessor may, with or without terminating this Lease, cure the default and charge Tenant all reasonable out-of-pocket costs and expenses of doing so, and Lessor also may reenter the Premises, remove all persons and property, and regain possession of the Premises through any and all legal means, without waiver or loss of any of Lessor's rights under this Lease, including Lessor's right to payment of Monthly Rent. Lessor also may terminate this Lease as to all future rights of Tenant, without terminating Lessor's right to payment of Monthly Rent and other charges due under this Lease.

If this Lease or Tenant's right to possession of the Premises has been terminated under this Section, Tenant shall have the right to seek and propose to Lessor prospective tenants to lease the Premises from Lessor or to occupy the Premises under an assignment of this Lease or a sublease, as the case may be. If Tenant makes such a proposal and this Lease is then in effect, the provisions of
Section 22 will apply. If this Lease has been terminated by reason of Tenant's default, and Tenant proposes a new lease by Lessor to a tenant obtained by Tenant, Lessor will give its good faith consideration to leasing all or a portion of the Premises to that prospective tenant.

Any amount payable by one party to the other pursuant to the terms of this lease shall bear interest at the rate of 12% per annum from the date payment to the other party was due, and shall be paid together with such interest, within the time period specified in this Lease for such payment (or, if no such time period is specified, within 30 days).

Tenant shall give Lessor written notice of any default by Lessor under this Lease. Lessor shall have 30 days after Lessor's receipt of Tenant's default notice to cure such default' provided, however, that if such a nonmonetary default cannot reasonably be cured within 30 days, Lessor shall have as much time to cure such default as is necessary provided Lessor promptly commences and diligently pursues such cure; and provided further, that if the default relates to a matter which is of an emergency nature, the Lessor shall have only 48 hours (or such lesser period as is reasonable under the circumstances) to cure such default. If Lessor fails to cure any such default within such cure period, then Tenant may cure the default, in which event Lessor shall reimburse Tenant for all amounts spent on such cure together with interest as provided in the preceding paragraph.

No waiver by Lessor or Tenant of performance by the other party shall be considered a continuing waiver or shall preclude Lessor or Tenant from exercising its rights in the event of a subsequent default. No acceptance by Lessor of a partial payment tendered by Tenant shall be deemed to be a waiver of the balance of the amount due even if the tender states that acceptance will constitute payment in full. No deposit by Tenant of any partial payments due hereunder into a lockbox or other bank account for the account of Lessor shall be deemed to be acceptance or payment by Lessor nor shall it be deemed to be a waiver by Lessor of any claims Lessor may have against Tenant under this Lease. If Tenant is in default of a monetary provision of this Lease, any payment that is not sufficient to cure the subject default shall be deemed to be a partial payment for purposes of this Section.

Each and every right and remedy contained herein shall be cumulative and in addition to any other right or remedy given hereunder. In the event that either party brings a legal action to enforce the terms of this Lease or to exercise any right or remedy provided for herein, the prevailing party shall be paid its reasonable expenses of suit, including reasonable attorneys' fees, by the other party.

26.  Waiver of Lease Provisions.

No waiver of any provision of this Lease will be deemed a waiver of any other provision or a waiver of that same provision on a subsequent occasion. The receipt of rent by Lessor with knowledge of a default under this Lease by Tenant will not be deemed a waiver of the default. Neither party will be deemed to have waived any provision of this Lease by any action or inaction and no waiver will be effective unless it is done by expressed written agreement signed by the party waiving the provision. Any payment by Tenant and acceptance by Lessor of a lesser amount than the full amount of all Monthly Rent and other charges then due will be applied to the earliest amounts due. No endorsement or statement on any check or letter for payment of rent or other amount will be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to its right to recover the balance of any rent or other amount or to pursue any other remedy provided in this Lease. No acceptance of payment of less than the full amount due to either party will be deemed a waiver of the right to the full amount due together with any interest and service charges.

27. Return of Possession to Lessor.

On expiration of the Term or sooner termination of this Lease, Tenant will return possession of the Premises to Lessor, without notice from Lessor, in good order and condition, except for ordinary wear and damage, destruction or conditions Tenant is not required to remedy under this Lease. Tenant will give Lessor all keys for the Premises and will inform Lessor of combinations on any locks and safes on the Premises. Any property left in the Premises after expiration or termination of this Lease or after the Premises have been vacated by Tenant will become the property of Lessor to dispose of as Lessor chooses.

28.  Holding Over.

If Tenant remains in possession of the Premises after expiration of the Term without a new lease, it may do so only with written consent by Lessor, and any such holding over will be from month-to-month subject to all the same provisions of this Lease, except that the Monthly Base Rent will be the Monthly Base Rent stated in Lessor's consent if a new Monthly Base Rent is stated, or 150% of the Monthly Base Rent under this Lease if no new Monthly Base Rent is stated in Lessor's consent. Any holding over without Lessor's consent will be at 150% of the Monthly Rent under this Lease. The month-to-month occupancy may be terminated by Lessor or Tenant on the last day of any month by at least 30 days' prior written notice to the other.

29.  Brokers.

Lessor and Tenant represent and warrant one to another that except for Tenant's representation by Woodbridge Partners Inc., neither of them has employed or otherwise used any broker or agent in relation to this Lease. Lessor will indemnify and hold Tenant harmless, and Tenant will indemnify and hold Lessor harmless, from and against any claims for brokerage or other commissions or fees arising out of any breach of the foregoing representation and warranty by the respective indemnitors.

Lessor shall pay Tenant an allowance for payment by Tenant to Woodbridge Partners, Inc. of a leasing commission in connection with the Lease, payable on the commencement of the Term in the amount of $427,578.00. In the event Tenant exercises its option to extend the Term of the Lease, no additional brokerage commission shall be payable.

30.  Notices.

Any notice under this Lease will be in writing, and will be sent by prepaid certified mail, or by facsimile confirmed by certified mail, or by same day courier or overnight courier addressed to Tenant prior to the Commencement Date at 8000 West 78th Street, Minneapolis, Minnesota 55439 (fax number: 946-7516)
Attn: Chief Financial Officer and as of the Commencement Date at the Premises and to Lessor at 1550 Utica Avenue South, Suite 120, St. Louis Park, Minnesota 55416, or to such other address as is designated in a notice given under this Section. A notice will be deemed given on the date mailed. Lessor's statements of Costs and other routine mailings to tenants need not be sent by certified mail.

31.  Governing Law.

This Lease will be construed under and governed by the laws of Minnesota. If any provision of this Lease is illegal or unenforceable, it will be severable and all other provisions will remain in force as though the severable provision had never been included.

32.  Entire Agreement.

This Lease contains the entire agreement between Lessor and Tenant regarding the Premises. Tenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Lease. This Lease may be modified only by an agreement in writing signed by Lessor and Tenant. No surrender of the Premises, or of the remainder of the Term, will be valid unless accepted by Lessor in writing.

33.  Successors and Assigns.

All provisions of this Lease will be binding on and for the benefit of the successors and assigns of Lessor and Tenant, except that no person or entity holding under or through Tenant in violation of any provision of this Lease will have any right or interest in this Lease or the Premises.

34.      Intentionally Deleted.

35.      Renewal Option.

Lessor grants Tenant the option ("Renewal Option") to extend the term of this Lease for one additional period of five Lease Years (the "Renewal Period"), commencing immediately upon the expiration of the Term, subject to the following conditions:

         (a) This Lease is in full force and effect and Lessor has not declared, in writing, that there exists a default under this Lease; provided, however, that if Lessor declares such a default and there is less than 30 days remaining until the period within which Tenant may exercise its option ends, Tenant shall have 30 days within which to cure the default and if so cured, Tenant's exercise of this option shall be considered effective.

         (b) Tenant gives Lessor prior written notice of Tenant's election to exercise the Renewal Option at least 12 months before the expiration of the Term. Failure of Tenant to deliver timely notice of its election to exercise the Renewal Option will constitute Tenant's waiver of its right to renew the Lease.

         (c)      The Monthly Base Rent for the Renewal Period will be $127,680.

         (d) All of the other terms, covenants and conditions applicable to the Renewal Period, including Costs, shall be the same as set forth in this Lease, except that there will be no further option to extend the Term after the Renewal Period, and no provisions of this Lease relating to improvements, allowances, or other incentives or concessions will apply to any Renewal Period, unless hereafter agreed upon between the parties in writing.

         (e) At the request of either party, Lessor and Tenant will execute and deliver an appropriate document setting forth all of the terms, covenants and conditions applicable to the Renewal Period.

         (f) The rights of Tenant under this Section shall not be severed from this Lease or separately sold, assigned or transferred, and will expire in accordance with the provisions of this Section, or upon the expiration or earlier termination of this Lease.

36.  Construction Improvement Allowance; Punchlist.

Lessor shall construct the Building shell improvements which will include glass in place of dock doors and eight 4-foot by 8-foot skylights (but not the Tenant Improvements as hereinafter defined) and the driveways, parking areas, exterior lighting facilities and devices and related improvements to the Premises of a similar nature in accordance with the plans and specifications prepared by Pope Associates, Inc., dated January 28, 1998, as modified by supplemental plans and specifications prepared by Pope Associates, Inc. dated February 23, 1998, which Lessor has delivered to Tenant. Lessor shall make no changes to such plans and specifications, including changes in materials, which will materially adversely affect Tenant's proposed use of the Premises. The Building shall be constructed so as to conform to all applicable laws, ordinances and codes. The Building shall be substantially complete not later than September 1, 1998 subject to matters reasonably beyond Lessor's control. Tenant shall be entitled to require changes to the plans and specifications regarding the Building or other improvements on the Premises, provided that Tenant shall be responsible for all costs and all delays in completion of construction of the Building caused by such changes. All such changes in order to be effective must be in the form of a written change order signed by Tenant which states the amount, if any, by which the change order increases or decreases the cost of the work as set forth in the plans and specifications and which states the delay, if any, that the change in question will cause in substantially completing construction. Lessor has paid Sewer Access Charges and Water Access Charges in connection with the proposed improvements on the Premises calculated on the basis that those improvements would be devoted one-half to office uses and one-half to warehouse uses. All additional Sewer Access Charges and Water Access Charges shall be Tenant's responsibility.

Lessor shall cause to be constructed certain leasehold improvements (the "Tenant Improvements") pursuant to plans and specifications and a contract to be approved by Lessor and Tenant not later than June 15, 1998. Tenant's approval of said contract shall not be unreasonably withheld. Tenant shall have the right to install its own security system. Lessor shall provide construction management services in connection with the design, construction and commissioning of the Tenant Improvements, as described and for the fee specified in the attached Exhibit C. Lessor agrees to be responsible for the cost of the design, sewer and water charges, permits, signage, construction and construction management of the Tenant Improvements (the "Tenant Improvement Cost"), in an amount equal to Twenty Five and 00/100 Dollars ($25.00) per square foot of space in the Building (the "Tenant Improvement Allowance"). To the extent that the Tenant Improvement Allowance is insufficient to cover the entire Tenant Improvement Cost, Tenant shall be responsible for the portion of the Tenant Improvement Cost in excess of the Tenant Improvement Allowance. The portion of the Tenant Improvement Cost which is Tenant's responsibility, if any, initially shall be paid by Lessor. Following completion of the Tenant Improvements (as evidenced by a certificate of occupancy issued by the responsible governmental authority or a certificate of final payment and completion certified by Lessor's architect or engineer) Tenant shall within ten (10) days pay Lessor the portion of the Tenant Improvement Cost for which Tenant is responsible. To the extent that Tenant elects to construct Tenant Improvements over time rather than to build-out all of the space at once, the unused portion of the Tenant Improvement Allowance may be used by Tenant at any time during the Term prior to the last year (unless Tenant exercises its option to extend the Term of the Lease, in which case any unused portion of the Tenant Improvement Allowance shall remain available for use by Tenant during all but the last year of the Term, as so extended). Notwithstanding the foregoing, but provided that Tenant has improved the entire Premises, at any time following construction in the Building of Tenant Improvements costing not less than Twenty Two and No/100 Dollars per foot, Tenant may elect to have the unused portion of the Tenant Improvement Allowance paid to Tenant at Tenant's direction which amount shall be deemed to be an allowance to reimburse Tenant for Tenant's costs of design, signage, and equipment installation, including the cost of computer and telecommunication equipment and/or facilities wiring, all as shown by copies of appropriate invoices provided by Tenant to Lessor.

In addition to the foregoing Tenant Improvement Allowance, if Tenant elects to extend the Term pursuant to the renewal option set out in the Lease, as modified by Section 26, below, Lessor shall provide Tenant with an additional Tenant Improvement Allowance in the amount of Six and No/100 Dollars ($6.00) per square foot to be used for purposes of refurbishing the Premises, including all related design, sewer, water, permit, signage, administrative and construction costs. This allowance shall in all respects be treated in the same manner as the original Tenant Improvement Allowance.

Prior to the Commencement Date Tenant shall have reasonable access to the Building for purposes of installing cabling and wiring as well as roof-top reception and/or transmission facilities and equipment related thereto pursuant to Sections 2 and 37, as well as to move equipment, goods and furnishings into portions of the Building that has been substantially completed, provided that no such activity shall unreasonably interfere with Lessor's completion of construction of the Tenant Improvements.

37.  Rooftop Telecommunications Equipment.

Tenant will have the right to use the roof of the Building for the installation and operation of telecommunications satellite dishes, antennae and related facilities ("Telecommunications Equipment"), subject to the prior written approval of Lessor as to the location, nature, design, appearance and size of the Telecommunications Equipment, which approval shall not be unreasonably withheld, delayed or conditioned. If Telecommunications Equipment is installed by Tenant, Tenant will not commit or permit any act or omission which results in the violation of any law, governmental regulation, or insurance policy of Lessor, relating to the Building. Tenant will not knowingly permit any conduct or condition which may unduly disturb or endanger occupants of any other building.

Any rooftop installation of Tenant's Telecommunications Equipment ("Telecommunications Equipment Work") will be completed by Tenant, at Tenant's expense, in strict accordance with plans approved in writing by Lessor, which approval shall not be withheld, delayed or conditioned unreasonably and no modifications, additions or alterations will be made without Lessor's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. Aesthetic concerns will be deemed valid reasons for withholding consent. All working drawings for Telecommunications Equipment Work will be prepared by Tenant at Tenant's expense and will be submitted to Lessor for approval. All Telecommunications Equipment Work will be done in a good and workmanlike manner and as expeditiously as possible. Tenant's installation and use of the Telecommunications Equipment will be subject to the following (the "Conditions"):

         (a) No Telecommunications Equipment may be installed without Lessor's prior written approval. Lessor's approval will not be unreasonably withheld, delayed or conditioned and, subject to the foregoing, shall be given so long as the work complies with the plans approved by Lessor and Tenant is not in material default under this Lease and so long as all other conditions set forth in this Section are met.

         (b) Tenant will submit the working drawings for the Telecommunications Equipment Work and the Telecommunications Equipment to Lessor at least 20 days before the date the Telecommunications Equipment Work is to commence.

         (c) Tenant will provide Lessor with evidence reasonably acceptable to Lessor that the Telecommunications Equipment and the proposed installation of the same complies with all applicable laws, ordinances, rules and regulations, and that Tenant has obtained any licenses, permits or other governmental consents or approvals required for the installation or use of the Telecommunications Equipment and the other Telecommunications Equipment Work.

         (d) Upon request, Tenant will provide Lessor with evidence acceptable to Lessor that the Telecommunications Equipment is owned or leased by Tenant and that the installation of the Telecommunications Equipment will comply with all provisions of this Lease relating to alterations.

         (e) Tenant will promptly pay all costs of the Telecommunications Equipment Work and the Telecommunications Equipment and any construction, installation, repair, maintenance, or governmental approval or licensing costs associated with the Telecommunications Equipment Work and the Telecommunications Equipment.

         (f) Subject to Tenant's right to self insure for loss or damage to its own property, Tenant will provide Lessor with evidence that the Telecommunications Equipment, if owned by Tenant, are insured against fire, theft and other risks normally covered by an "all risk" policy of casualty insurance, and evidence that the Tenant's liability insurance required under this Lease applies to all of the Telecommunications Equipment and their installation, use, maintenance and repair.

         (g) Neither the Telecommunications Equipment nor its installation, use, maintenance or repair shall:

                  (i) be disruptive or disturbing by reason of unreasonable noise, vibration, radio or electromagnetic interference, or similar cause, or to Lessor's operation or maintenance of the Premises,

                  (ii) be architecturally or aesthetically inharmonious with the Land or Building,

                  (iii) adversely affect the structural or mechanical integrity of the Building or the operation or maintenance of the systems serving the Building,

                  (iv) increase the insurance costs for the Building (except for costs to be paid solely by Tenant),

                  (v) endanger the safety or well-being of occupants or visitors to the Building.

         (h) Tenant agrees to comply with and obtain all necessary approvals, permits, licenses, etc., required by the Federal Communications Commission (the "FCC") and any other governmental authorities asserting jurisdiction over the installation or operation of any of Tenant's Telecommunications Equipment. Tenant warrants, represents and agrees that the installation and operation of the Telecommunications Equipment shall in no way materially interfere with the operation of any other Building system or telecommunications equipment system(s) presently in operation in or on the Building and that in the event such interference should occur, Tenant, after having received notice of such interference, will take immediate action to eliminate said interference and restore the proper operation of such system(s) as required by law or directive of the FCC. In the event that Tenant fails to eliminate the interference as required by law or directive of the FCC within a reasonable time, Lessor may, at its discretion, (i) cure such interference and thereafter add the cost and expense incurred by Lessor therefor to the next Monthly Rent to become due and Tenant shall pay said amount as additional Monthly Rent, or (ii) treat such failure on the part of Tenant to eliminate said interference, as required by the FCC within the time allotted by the FCC, as a default under this Lease.

         Tenant agrees to indemnify and hold Lessor harmless from and against any claims and expenses Lessor may incur arising from Tenant's failure to comply with the Conditions or the rules and orders of the FCC with respect to the installation and operation of any of Tenant's Telecommunications Equipment or Telecommunications Equipment system(s).

38.  Consent Not Unreasonably Withheld.

Wherever in the Lease Lessor's consent is required or a determination is to be made by Lessor, the decision to consent or not to consent as well as any other determination shall be made by Lessor in good faith, and no consent shall be unreasonably withheld, delayed or conditioned, unless different conditions, standards or provisions are specifically stated in this Lease. Tenant acknowledges that it shall not be unreasonable for Lessor to refuse to give its consent to any request if consenting would be a default by Lessor under any mortgage, ground lease or contract between Lessor and a third party, or if doing so would be contrary to applicable law. Wherever in the Lease Tenant's consent is required, the decision to consent or not to consent shall be made by Tenant in good faith, and no consent shall be unreasonably withheld, delayed or conditioned.

39.  Tenant's Due Diligence.

Lessor has provided Tenant with a copy of an existing survey of the Premises together with copies of Lessor's Phase I environmental report and Lessor's title insurance policy. Tenant acknowledges receipt of such items and accepts the condition of the Premises, Building and Land as represented therein.

Lessor and Tenant have executed this Lease to be effective as of the date stated in the first paragraph of this Lease.

                                     LESSOR:

                                     MEPC AMERICAN PROPERTIES INC.


                                     By:       /s/ Peter Johnson
                                     Its:       Senior Vice President

                                     And

                                     By:       /s/ James D. Sant
                                     Its:         Vice President


                                     TENANT:

                                     HEALTH RISK MANAGEMENT, INC.

                                     By:    /s/ Gary T. McIlroy, M.D.


                                      (Please Print Name)
                                     Its:Chairman and CEO

                                     And

                                     By:   /s/ Thomas P. Clark


                                             (Please Print name)
                                     Its:Senior Vice President, Finance and CFO

The following exhibits to the Lease are not being filed herewith but will be provided to the Commission upon request:

Exhibit A  -  Premises
Exhibit B  -  Land
Exhibit C  -  Rules and Regulations
Exhibit D  -  Construction Management Fee
Exhibit E  -  Expenses Not Considered to be Operating Costs

                               AMENDMENT OF LEASE

This Amendment of Lease is entered into as of September 16, 1998 between MEPC O & I, INC., a Delaware corporation, ("Lessor") and HEALTH RISK MANAGEMENT, INC., a Minnesota corporation ("Tenant").

         A. Tenant, as tenant, and MEPC American Properties Inc. ("MEPC") as lessor, entered into a Lease dated May 5, 1998 (the "Lease"), under which MEPC leased to Tenant the office/warehouse building commonly known as the Hampshire Avenue Technology Center ("Building") to be located in the City of Bloomington, Minnesota, containing approximately 142,526 Square Feet of space, as more fully described in the Lease.

         B. Lessor is now the owner of the Building and has succeeded to the rights and interests of MEPC as the lessor under the Lease.

         C.       Lessor and Tenant want to amend the Lease in certain respects.

In consideration of the above facts and in consideration of the mutual agreements contained in this Amendment, Lessor and Tenant agree that the Lease is amended as follows:

          1.      This  Amendment  is  intended  to  supplement  and  amend  the provisions  of  the  Lease.  To  the  extent  that  any of the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control. Except as otherwise provided in this Amendment, the terms defined in the Lease will have the same meanings when used in this Amendment.

         2.       Section 1 (c) of the Lease is amended to read as follows:

                  "Term" means the period beginning on the Commencement Date and ending on the last day of the calendar month in which the date occurs which is eleven (11) years after the date on which Lessor no longer has any obligation for Holdover Rent under
                  Section 2 of this Lease.

         3.       Section 1 (f) of the Lease is amended to read as follows:

                  "Monthly Base Rent" means the following amounts:

          Lease Year                Monthly Base Rent          Rate/Square Foot
         1 through 6                 $122,929.00                     $10.35
         7 through 11                $133,618.00                     $11.25
        12 through 16                $133,618.00                     $11.25

         4.       Section 13 of the Lease is amended to read as follows:

                  Signs: Tenant will not place or permit any signs on the exterior or windows of the Building, or within the Premises if visible from the exterior of the Building, except for building standard signage on the brick exterior above the front entry to Tenant's Premises in the Building unless Tenant shall first obtain Lessor's approval, which approval shall not be withheld, delayed or conditioned unreasonably. Upon approval by Lessor (which approval shall not be withheld, delayed or conditioned unreasonably) and by the City of Bloomington, Lessor shall at its sole expense, construct a monument sign on the Land and Tenant, at its sole expense, shall have the right to construct and maintain signage to the monument.

         5. Section 35 (c) is amended to change the Monthly Base Rent for the Renewal Period from $127,680.00 to $133,618.00.

         6.       Section 36 paragraph 2 is amended as follows:

                  (a) to expand the definition of Tenant Improvements to include Tenant's out-of-pocket moving and relocation expenses, which shall include, but not be limited to: space planning; space design; project management; consultants; and relocating, rewiring and reprogramming of telecommunications, computer systems and networks and other furniture, fixtures and equipment owned or leased by Tenant;

                  (b) to allow Tenant the right to provide and install, at its expense, an uninterruptable power supply (UPS) and a power generator pursuant to plans and specifications approved in advance by Lessor;

                  (c) to increase the Tenant Improvement Allowance from Twenty Five and no/100 Dollars ($25.00) to Thirty two and no/100 Dollars ($32.00) per Square Foot.

          1. Section 36 Paragraph 3, referencing an additional Tenant Improvement Allowance upon Tenant's election to extend the Term, is hereby deleted.

          2. Except as expressly amended in this Amendment, all of the terms of the Lease are ratified and affirmed.

Lessor and Tenant have executed this Amendment as of the date written beside their respective signatures below.

                           Lessor:

                           MEPC AMERICAN PROPERTIES INC.



                           By:  /s/ Peter Johnson
                           Its:       Senior Vice President

                           And


                           By:   /s/ Richard Weiblen
                           Its:         Vice President

                           TENANT: HEALTH RISK MANAGEMENT, INC.


                           By: /s/ Gary T. McIlroy, M.D.
                           Its: Chairman and CEO

                           And

                           By: /s/ Thomas P. Clark
                           Its: CFO